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                                                                    EXHIBIT 11.1

                         NETSCAPE COMMUNICATIONS CORPORATION
                   STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE
                        (In thousands, except per share data)



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                                                                                    QUARTERS ENDED MARCH 31,
                                                                                    ------------------------
                                                                                         1997      1996
                                                                                         ----      ----
                                                                                           (Unaudited)
Primary AND FULLY DILUTED:
    Weighted average common stock outstanding. . . . . . . . . . . . . . . . . . . .    88,138    83,550
    Net effect of dilutive stock options based on the treasury stock method. . . . .     2,647     1,453
                                                                                       ------------------
      Total weighted average common and common equivalent shares
         outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90,785    85,003
                                                                                       ------------------
                                                                                       ------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $7,944    $3,589
                                                                                       ------------------
                                                                                       ------------------
Net income per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $0.09     $0.04
                                                                                       ------------------
                                                                                       ------------------
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